Exhibit 99

Marriott International Board of Directors Declares Quarterly Cash Dividend;

Appoints Current CEO Anthony Capuano as President and CEO

Bethesda, MD, February 10, 2023 – Marriott International (Nasdaq: MAR) today announced that its board of directors declared a quarterly cash dividend of 40 cents per share of common stock. The dividend is payable on March 31, 2023, to shareholders of record as of February 24, 2023.

In addition, the Marriott board appointed current Chief Executive Officer (CEO), Anthony “Tony” Capuano, as President and CEO effective February 24, 2023. As previously announced, Marriott’s current President, Stephanie Linnartz, will be stepping down to become CEO of Under Armour.

About Marriott International

Marriott International, Inc., (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of nearly 8,300 properties under 30 leading brands spanning 138 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly awarded travel program. For more information, please visit our website at www.Marriott.com. In addition, connect with us on Facebook and @MarriottIntl on Twitter and Instagram.

Media Contact

Melissa Froehlich Flood

Corporate Relations

Marriott International

Newsroom@Marriott.com

+1 (301) 380-4839

Investor Relations Contacts

Jackie Burka McConagha

Investor Relations

Marriott International

Jackie.McConagha@Marriott.com

+1 (301) 380-5126

Betsy Dahm

Investor Relations

Marriott International

Betsy.Dahm@Marriott.com

+1 (301) 380-3372

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